Exhibit 5.1

Joe Laxague
Partner
jlaxague@cronelawgroup.com

1 East Liberty, Suite 600, Reno, NV 89501
420 Lexington Avenue, Suite 2446, New York, NY 10170
NV Office: 775.234.5221
www.cronelawgroup.com

August 30, 2023

Blue Star Foods Corp.

3000 NW 109th Avenue

Miami, FL 33172

Re:	Blue Star Foods Corp. Registration Statement on Form S-1 (Registration No. 333-273525)

Ladies and Gentlemen:

We have acted as counsel for Blue Star Foods Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1, as amended through the date hereof (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement covers the proposed issuance and sale by the Company of (i) up to 6,818,181 shares (the “IPO Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), (ii) up to 6,818,181 Series A-1 warrants to purchase shares of Common Stock, (the “Series A-1 Warrants”), (iii) up to 6,818,181 Series A-2 warrants to purchase shares of Common Stock (the “Series A-2 Warrants”), (iv) placement agent warrants to purchase up to 477,272 shares of Common Stock (the “Placement Agent Warrants”, and together with the Series A-1 Warrants and Series A-2 Warrants, the “Warrants”), (iii) up to 6,818,181 pre-funded warrants to purchase shares of Common Stock (the “Pre-funded Warrants”), and (iv) up to 20,931,815 shares of Common Stock issuable upon the exercise of the Warrants and Pre-funded Warrants (the “Warrant Shares”). The securities are to be issued and sold by the Company to investors pursuant to a securities purchase agreement (the “SPA”) to be entered into between the Company and the investors set forth therein.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Securities and the securities issued upon exercise thereunder.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement, as amended, and the exhibits thereto, (b) the Company’s Articles of Incorporation, as amended, (c) the Company’s Bylaws, as amended, (d) certain records of the Company’s corporate proceedings as reflected in its minute books and official shareholder lists, (e) the warrants referenced above, and (g) such statutes, records and other documents as we have deemed relevant. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. We express no opinion herein as to the laws of any state or jurisdiction other than the substantive laws of the State of Nevada and the federal laws of the United States of America.

Blue Star Foods Corp.

August 30, 2023

P a g e | 2

Based upon the foregoing, it is our opinion that:

a. the IPO Shares have been duly and validly authorized, and when the Registration Statement has become effective under the Act and the IPO Shares have been issued, delivered, and paid for in accordance with the terms of the SPA, such IPO Shares will be validly issued, fully paid and non-assessable shares of the Company’s Common Stock.

b. The Warrants and Pre-Funded Warrants, when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

c. The Warrant Shares, when issued upon exercise of the warrants against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable

Our opinions set forth in the paragraph above related to the Warrants and the Pre-Funded Warrants are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus.

Sincerely,

The Crone Law Group P.C.